UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2023

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36533	90-0772394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
4720 East Cotton Gin Loop, Suite 220,
Phoenix, Arizona
85040
(Address of principal executive office) (Zip Code)
(877) 830-0826
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
As previously disclosed, on January 19, 2023, the MedAvail Holdings, Inc (the "Company") announced a plan to exit its retail pharmacy services business to focus on its pharmacy technology business. In connection with its decision to exit the pharmacy services business, the Company initiated a reduction in force to preserve capital and use its limited resources to pursue the pharmacy technology business. Employees of the pharmacy services business, representing at that time approximately 75% of the Company’s full-time employees were terminated, effective January 18, 2023.

In addition, as previously disclosed, the Company entered into an Asset Purchase and Sale Agreement, dated January 20, 2023, as amended, with German Dobson CVS, L.L.C., Garfield Beach CVS, L.L.C., Longs Drug Stores California, L.L.C., Woodward Detroit CVS, L.L.C. and Holiday CVS, L.L.C. (collectively, “CVS”), pursuant to which the Company sold to CVS certain assets, including pharmacy records, and inventory from all 8 of the Company's pharmacy locations. The transaction closed on February 9, 2023, for a final purchase price of $2.9 million (subject to $0.1 million in fees and a $0.2 million indemnification holdback). Upon closing, the pharmacy records and inventory purchased by CVS were transferred from the SpotRx pharmacies to nearby CVS pharmacy locations. Pharmacy service business assets not sold to CVS, as well as pharmacy service liabilities, have been or are expected to be primarily reabsorbed or settled, or to a lesser extent, sold or abandoned.

The Company is filing this Current Report on Form 8-K to reissue the Company's retrospectively revised and recast historical consolidated financial statements and other information included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 previously filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2023 (the “2022 Form 10-K”) to reflect the presentation of the pharmacy technology business as the Company's continuing operations, and the pharmacy services business as discontinued operations. The information included in Exhibit 99.1 to this Form 8-K presents the financial results of the pharmacy service business as a discontinued operation and retroactively adjusts discussions, amounts and financial statements to reflect such for all periods presented. The information in this Form 8-K, including the information incorporated herein by reference, is not an amendment to, or restatement of, the 2022 Form 10-K.

Beginning in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Form 10‑Q”), we presented the pharmacy services business as discontinued operations, which includes certain related leases held for sale in our interim condensed financial statements for all periods presented as a result of meeting the criteria for held for sale and discontinued operations during the quarter ended March 31, 2023. Accordingly, we are filing this Form 8-K to recast the relevant financial information in the 2022 Form 10-K for the pharmacy services business as discontinued operations and for the change in the measure of profit or loss, statement of financial position, reportable segments, and management discussion and analysis of financial condition, results of operations, and liquidity, as of and for each of the periods covered by the 2022 Form 10-K.

The information included in Exhibit 99.1 to this Form 8-K is presented in connection with the reporting changes described above and does not otherwise amend or restate our audited consolidated financial statements that were included in the 2022 Form 10-K. Unaffected items and unaffected portions of the 2022 Form 10-K have been repeated herein to ensure an understanding and completeness of continuing operations, and have not been amended or modified by Exhibit 99.1 to this Form 8-K.

Exhibit 99.1 to this Form 8-K does not reflect events occurring after we filed the 2022 Form 10-K and does not modify or update the disclosures therein in any way, other than to reflect the presentation of the pharmacy services business as a discontinued operation and the technology service business as the Company's continuing operations. This Current Report on Form 8-K should be read in conjunction with our other filings made with the SEC, including, and subsequent to, the date of the 2022 Form 10-K.

Exhibit 99.1 of this Form 8-K presents a recast for retrospective revision of the following historical financial information and related disclosures as noted above:

Part II

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 8. Financial Statements and Supplementary Data

The entirety of these Items of the 2022 10-K are attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Accounting Firm
23.2	Consent of BakerTilly, LLP Independent Registered Accounting Firm
99.1
99.1 - Retrospective revisions to the following portions of MedAvail Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, as originally filed with the SEC on April 14, 2023: Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data.

101	Inline XBRL Document Set for the consolidated financial statements and accompanying notes in Part II, Item 8, “Financial Statements and Supplementary Data” of this Annual Report on Form 10-K
104	Inline XBRL for the cover page of this Annual Report on Form 10-K, included in the Exhibit 101 Inline XBRL Document Set

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: June 29, 2023	By:	/s/ Ramona Seabaugh
Ramona Seabaugh Chief Financial Officer